UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2016 (December 31, 2015)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, National CineMedia, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed Andrew J. England, former Executive Vice President and Chief Marketing Officer of MillerCoors, LLC to succeed Kurt C. Hall as Chief Executive Officer (“CEO”) of the Company. Mr. England’s appointment is effective as of January 1, 2016 (the “Effective Date”). Concurrently, Mr. England was appointed to the Board as a director. Mr. England will not be appointed to any committees of the Board in connection with his initial appointment as a director and will not receive additional compensation for his service as a director.

As previously disclosed in the Company’s Form 8-Ks filed on August 7, 2015 and October 21, 2015, Mr. Hall notified the company on August 6, 2015 of his intent to resign as President, Chief Executive Officer, Chairman of the Board and a director of the Company and to resign from all positions he holds at National CineMedia, LLC (“NCM LLC”) upon the appointment of his successor CEO. As a result of Mr. England’s appointment, Mr. Hall’s resignation will take effect immediately.

The Company also announced that Scott N. Schneider, currently Lead Director of the Board, will be appointed Chairman of the Board on the Effective Date.

The press release announcing Mr. Hall’s resignation and Mr. England’s and Mr. Schneider’s respective appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. England has a long career in marketing, previously serving as the Executive Vice President and Chief Marketing Officer of MillerCoors, LLC from 2010 until July 2015. From 2008 to 2010, Mr. England served as the Chief Marketing Officer of the newly formed MillerCoors, LLC. From 2006 to 2008 he served as Chief Marketing Officer of Coors Brewing Co. Prior to that, Mr. England was Vice President and General Manager of Hershey’s Snacks division, Director of the Reese’s Brand, and carried out various marketing and brand management roles for over ten years at Nabisco Biscuit Company and Cadbury Schweppes. Mr. England holds a Master of Business Administration degree from Stanford University and a bachelor’s degree in Engineering Science from Durham University in the United Kingdom.

Scott N. Schneider, currently Lead Director at the Company, has been on the Board since February 2007. Mr. Schneider has provided financial consulting and advisory services to the communications industry since 2009. He also has over 35 years of experience in the media, telecom and technology industries, serving in various senior executive capacities with Century Communications Corp. (cable television); Centennial Communications Corp. (cellular / wireless); Frontier Communications Corp. (wireline telephone); and Electric Lightwave (digital bypass). In addition to having been a member of the board of each, Mr. Schneider also served on the boards of NuSkies, LLC and Bonten Media Group. Mr. Schneider also served as Chairman of the Media Group at Diamond Castle Holdings, a private equity firm.

Mr. England does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between either Mr. England or Mr. Schneider and any other persons pursuant to which Mr. England was selected as an officer and a director and Mr. Schneider was appointed Chairman of the Board. Neither Mr. England nor Mr. Schneider has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement with Mr. England (the “Employment Agreement”), dated December 31, 2015, establishing his compensation as CEO as summarized below.

Salary. Mr. England’s annual salary will be $750,000.

One-Time Stock Award. In connection with his appointment, Mr. England will receive a one-time, time-based, restricted share award granted effective on the commencement of employment, with a grant date fair market value equal to $750,000 issued under the Company’s current Incentive Compensation Plan. The number of shares to be granted will be calculated by dividing $750,000 by the average closing share price of the Company’s common stock as reported on the NASDAQ for the 30 days immediately prior to the grant date. The restricted shares are scheduled to vest in three equal installments on each of the first three anniversaries of the grant date. The time-based restricted shares include the right to receive regular and special cash dividends, if and when the underlying shares vest.

Ongoing Incentive Compensation. Mr. England will participate in the Company’s incentives program including:

•	Annual Incentive Compensation. Mr. England’s annual cash award target will be 100% of his salary earned as CEO during the applicable period (the “Target Bonus”).

•	Long-Term Incentive Compensation. Mr. England will have the opportunity to receive annual stock awards of at least $1,500,000 based on the achievement of certain goals as determined by the Compensation Committee. 75% of this long-term incentive compensation will be performance-based and will vest on the third anniversary of the grant date while the remaining 25% will be time-based and will vest in three equal installments on each of the first three anniversaries of the grant date. The stock awards include the right to receive regular and special cash dividends, if and when the underlying shares vest.

Termination of Employment. If Mr. England’s employment is involuntarily terminated by the Company, on the 60th day following the effective date of such termination he will receive a lump sum cash payment in an amount equal to 200% of his annual base salary plus 100% of the Target Bonus. In addition, Mr. England will receive a cash bonus, pro-rated for the actual days of employment and based on the actual achievement of performance targets (as if he had remained employed through the end of the applicable performance period), (the “Pro-Rata Bonus”). If Mr. England’s employment is involuntarily terminated during the 12-month period following a Change of Control (as defined therein), on the 60th day following the effective date of such termination he will receive (i) a lump sum cash payment in an amount equal to 250% of his annual base salary plus 200% of the Target Bonus and (ii) a bonus based upon the Target Bonus before applying the proration for the number of days in the applicable performance period that had elapsed prior to the date of termination. For up to 18 months following any such termination of employment, the Company will pay Mr. England an amount equal to 150% of the monthly premium paid by Mr. England for COBRA coverage under the Company’s group health and dental plans.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of December 31, 2015, by and between National CineMedia, Inc. and Andrew J. England

99.1	Press Release of National CineMedia, Inc. dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Company and National CineMedia, LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: January 5, 2016	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President,
General Counsel and Secretary

NATIONAL CINEMEDIA, LLC

By: National CineMedia, Inc., its manager

Dated: January 5, 2016	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President,
General Counsel and Secretary

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